AGREEMENT FOR THE PURCHASE OF ASSETS
BETWEEN
THE PULSE BEVERAGE CORPORATION
AND
HEALTH BEVERAGE, LLC

            This AGREEMENT, made this 26th day of July 2010, by and between The Pulse Beverage Corporation, (“Pulse”), and Health Beverage, LLC (“Health Beverage”), is made for the purpose of setting forth the terms and conditions upon which Pulse will acquire from Health Beverage all of the Assets described on Exhibit A.

In consideration of the mutual promises, covenants, and representations contained herein, THE PARTIES HERETO AGREE AS FOLLOWS:

ARTICLE I
PURCHASE OF ASSETS

            1.01     Sale of Assets.  Subject to the terms and conditions of this Agreement, Pulse agrees to buy, and Health Beverage agrees to sell, the Assets described on Exhibit A.  The Assets include, but are not limited to, the following:

             A) The following water based beverage formulations and related Canadian and US patents and/or trademarks:

a.	PULSE® - Heart Health;
b.	PULSE® - Women’s Health;
c.	PULSE® - Men’s Health;

            B) The right from Baxter to use the following side panel (label) statement: “PRODUCT FORMULATION DEVELOPED UNDER LICENSE FROM BAXTER HEALTHCARE CORPORATION”

            1.02     Consideration.  As consideration for the Assets, Pulse agrees to:

            A)  Make cash payments totaling $245,000 as follows:

a.	Pay $20,000 to Health Beverage on or before July 31, 2010. If Pulse does not make this payment by July 31, 2010 then this Agreement will terminate without liability to Pulse or Health Beverage. If this payment is made by July 31, 2010 Health Beverage may retain the payment, even if this Agreement does not close, provided that the failure to close is not due to the fault or breach by Health Beverage. If the failure to close is due to the fault or breach by Health Beverage the $20,000 payment will be returned to Pulse;

b.	Pay a further $25,000 to Health Beverage on or before September 30, 2010. If Pulse does not make this payment by September 30, 2010 then this Agreement will terminate without liability to Pulse or Health Beverage. If this payment is made by September 30, 2010 Health Beverage may retain the payment, even if this Agreement does not close, provided that the failure to close is not due to the fault or breach by Health Beverage. If the failure to close is due to the fault or breach by Health Beverage the $25,000 payment will be returned to Pulse;

c.	Pay a further $20,000 to Health Beverage on or before December 31, 2010. If Pulse does not make this payment by December 31, 2010 then this Agreement will terminate without liability to Pulse or Health Beverage. If this payment is made by December 31, 2010 Health Beverage may retain the payment, even if this Agreement does not close, provided that the failure to close is not due to the fault or breach by Health Beverage. If the failure to close is due to the fault or breach by Health Beverage the $20,000 payment will be returned to Pulse.

d.	Pay a further $80,000 to Health Beverage on or before January 15, 2011. If Pulse does not make this payment by January 15, 2011 then this Agreement will terminate without liability to Pulse or Health Beverage. If this payment is made by January 15, 2011 Health Beverage may retain the payment, even if this Agreement does not close, provided that the failure to close is not due to the fault or breach by Health Beverage. If the failure to close is due to the fault or breach by Health Beverage the $80,000 payment will be returned to Pulse.

e.	Pay a further $100,000 to Health Beverage on or before January 31, 2011. If Pulse does not make this payment by January 31, 2011 then this Agreement will terminate without liability to Pulse or Health Beverage. If this payment is made by January 31, 2011 Health Beverage may retain the payment, even if this Agreement does not close, provided that the failure to close is not due to the fault or breach by Health Beverage. If the failure to close is due to the fault or breach by Health Beverage the $100,000 payment will be returned to Pulse.

            1.03     Investigative Rights.  From the date of this Agreement until the date of closing, each party shall provide to the other party, and such other party's counsel, accountants, auditors, and other authorized representatives, full access during normal business hours to all of each party's properties, books, contracts, commitments, records and correspondence and communications with regulatory agencies for the purpose of examining the same.  Each party shall furnish the other party with all information concerning each party's affairs as the other party may reasonably request.

            1.04     Conduct of Business.  Prior to the closing, and except as contemplated by this Agreement, each party shall conduct its business in the normal course, and shall not sell, pledge, or assign any assets, without the prior written approval of the other party, except in the regular course of business.  Except as contemplated by this Agreement, neither party to this Agreement shall issue or sell any shares, stock, options or other securities, amend its Articles of Association, Articles of Incorporation or By-laws, declare dividends, redeem or sell stock or other securities, incur additional or newly-funded material liabilities, acquire or dispose of fixed assets, change senior management, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than its stated amount, pay more on any liability than its stated amount, or enter into any other transaction other than in the regular course of business, or  enter into any agreement or take any action that is likely to cause any of the representations and warranties of such party under this Agreement not to be true and correct as of the Closing, or that is likely to affect the Closing.

            1.05     Acknowledgement of Trademark Documentation and Claims.  Pulse acknowledges the ongoing “opposition” pending in the United States Patent and Trademark Office Trademark Trial and Appeal Board between Mona Vie, LLC, a Utah limited liability company, and Health Beverage (Proceeding No. 91191660) and that Health Beverage is engaged in active settlement negotiations with Mona Vie, LLC representatives regarding this pending “opposition”.  Pulse acknowledges that Health Beverage may settle this “opposition” by allowing Mona Vie, LLC to use the three work mark “Mona Vie Pulse” for marketing in the multi level market channel only.  Health Beverage will keep Pulse fully informed of the progress of settlement negotiations prior to the Closing.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF HEALTH BEVERAGE

            2.01     Organization.  Health Beverage is a limited liability company duly organized, validly existing, and in good standing under the laws of Colorado, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

            2.02     Condition of Assets.  No person, other than Health Beverage, has any rights to the Assets.  At closing, and with the exception of the claim mentioned to Section 1.05, the Assets will be free of any lien, encumbrance, restriction or claim of any kind, including any claim of patent, trademark or copyright infringement.

2.03     Ability to Carry Out Obligations.  Health Beverage has the right, power, and authority to enter into, and perform its obligations under, this Agreement.  The execution and delivery of this Agreement by Health Beverage and the performance by Health Beverage of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of organization, operating agreement, or other agreement or instrument to which Health Beverage is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of Health Beverage, or (c) an event that would result in the creation or imposition or any lien, charge, or encumbrance on any asset of Health Beverage or would create any obligations for which Health Beverage would be liable, except as contemplated by this Agreement.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF PULSE

            3.01     Organization.  Pulse is a corporation duly organized, validly existing, and in good standing under the laws of Colorado, has all necessary powers as a corporation to own its assets and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

            3.02     Ability to Carry Out Obligations.  Pulse has the right, power, and authority to enter into, and perform its obligations under, this Agreement.  The execution and delivery of this Agreement by Pulse and the performance by Pulse of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, by-law, or other agreement or instrument to which Pulse is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of Pulse, or (c) an even that would result in the creation or imposition or any lien, charge, or encumbrance on any asset of Pulse or would create any obligation for which Pulse would be liable, except as contemplated by this Agreement.

ARTICLE IV
RESTRICTED STOCK

             Omitted

ARTICLE V
CLOSING

            5.01     Closing.  The closing of this transaction shall be held at a mutually agreeable location. Unless the closing of this transaction takes place before January 31, 2011, then either party may terminate this Agreement without liability to the other party, subject to the provisions of Section 1.02.  At the closing, Pulse will pay Health Beverage the $100,000 required as per Section 1.02 (e) by electronic transfer of funds or certified check.  At the closing, the following documents shall be delivered:

Executed U.S. Trademark Assignment in the form set forth within the attached Exhibit B;
Executed Canadian Trademark Assignment in the form set forth within the attached Exhibit C;
Executed Assignment of the pending patent application in the form set forth within the attached Exhibit D;
Executed Bill of Sale in the form set forth within the attached Exhibit E; and
Executed Signed Technical Assistance, Non-Compete and Confidentiality Agreement, in the form set forth within the attached as Exhibit FC.

            5.02     Post-Closing Agreements.  Within 180 days after Pulse is acquired by the publicly traded company Pulse will issue to Health Beverage 750,000 restricted shares of the common stock of the publicly traded company which acquires Pulse. Following the closing, Health Beverage will execute any additional documents reasonably requested by Pulse in order to complete the transfer of the Assets to Pulse.

ARTICLE VI
MISCELLANEOUS

            6.01     Arbitration.  Any controversy or claim arising out of, or relating to, this Agreement, or the making, performance, or interpretation thereof, shall be settled by arbitration in Denver, Colorado in accordance with the rules of the American Arbitration Association then existing, and judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy.

            6.02     Costs. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorney's fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

            6.03     Expenses.  Each of the parties hereto agrees to pay all of its own expenses (including without limitation, attorneys' and accountants' fees) incurred in connection with this Agreement, the transactions contemplated herein and negotiations leading to the same and the preparations made for carrying the same into effect.  Each of the parties expressly represents and warrants that no finder or broker has been involved in this transaction and each party agrees to indemnify and hold the other party harmless from any commission, fee or claim of any person, firm or corporation employed or retained by such party (or claiming to be employed or retained by such party) to bring about or represent such party in the transactions contemplated by this Agreement.

             6.04     Termination.  In addition to other remedies available at law, Pulse or Health Beverage may on or prior to the Closing Date, terminate this Agreement:

(i) If any bona fide action or proceeding shall be pending against Pulse or Health Beverage on the Closing Date that could result in an unfavorable judgment, decree, or order that would prevent or make unlawful the carrying out of this Agreement or if any agency of the federal or of any state government shall have objected at or before the Closing Date to this acquisition or to any other action required by or in connection with this Agreement;

(ii) If the legality and sufficiency of all steps taken and to be taken by each party in carrying out this Agreement shall not have been approved by the respective party's counsel, which approval shall not be unreasonably withheld;

(iii) If a party breaches any representation, warranty, covenant or obligation of such party set forth herein and such breach is not corrected within ten days of receiving written notice from the other party of such breach; and

             6.05     Captions and Headings.  The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

             6.06     No Oral Change.  This Agreement and any provision hereof, may not be waived, changed, modified, or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

             6.07     Non-Waiver.  Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

             6.08     Time of Essence.  Time is of the essence of this Agreement and of each and every provision hereof.

             6.09     Entire Agreement.  This Agreement contains the entire Agreement and understanding between the parties hereto, and supersedes all prior agreements, understandings and the letters of intent between the parties.

             6.10     Governing Law.  This Agreement and its application shall be governed by the laws of Colorado.

             6.11     Counterparts.  This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Facsimile signatures or signatures sent via email will be treated as original signatures.

             6.12     Notices.  All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

The Pulse Beverage Corporation:

D. Bruce Horton, President 2443 Alder Street Vancouver, British Columbia Canada, V6H 4A4

With copy to:

William Hart Hart & Trinen, LLP 1624 Washington St. Denver, CO 80203 Health Beverage, LLC:

Richard Swain, Manager 32052 Horseshoe Drive Evergreen, CO 80439

Ron Kendrick, Manager #503 University Crescent Burnaby, British Columbia Canada, V5A 0A6

With copy to:

William A. Bostrom Bostrom & Associates, P.C. 1675 Broadway, Suite 2280 Denver, CO 80202

             6.13     Binding Effect.  This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

             6.14     Effect of Closing.  All representations, warranties, covenants, and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion, or other writing provided for in it, shall survive the closing of this Agreement.

             6.15     Mutual Cooperation.  The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.  Neither party will intentionally take any action, or omit to take any action, which will cause a breach of such party's obligations pursuant to this Agreement.

            AGREED TO AND ACCEPTED as of the date first above written.

THE PULSE BEVERAGE CORPORATION By /s/ Bruce Horton Bruce Horton, President HEALTH BEVERAGE, LLC By /s/ Ron Kendrick Ron Kendrick, Manager By /s/ Richard Swain Richard Swain, Manager

Pulse Agree to Purch Assets with Health Beverage 7-26-10

EXHIBIT A
ASSETS

HARDWARE

PULSE PET 500 ml Plastic bottle molds (Sidel Series II)
-             8 sets (16 molds) – located in Morton, IL

Con Flow Machine located in Toronto, Ontario, Canada

Pall Filters   - Located in Toronto, Ontario, Canada

PulseMobile 1942 Dodge Powerwagon VIN 1510592 located in Morton, IL

Visi-Coolers – 200 units – located in Chicago, IL

BEVERAGES – All rights to the following beverages, including formulas, specifications, and manufacturing methods

PULSE®- Heart Health

PULSE®- Women’s Health

PULSE®- Men’s Health

TRADEMARKS

PULSE – USA & CANADA (a water based beverage)
U.S. No. 2698560
Canada: TMA 622,432

PULSE “NUTRITION MADE SIMPLE” – USA ONLY
U.S. No. 2819813

KOOTNAI – USA ONLY
U.S. No. 77618067

PATENTS (PENDING)

Alkaline Fiber Water –
U.S. Provisional Patent 60/779,021; and
Pending U.S. No. 11/681,226; and
Simultaneous Canadian Application:
Title: Fiber Containing Alkaline Beverage and Methods for Production Thereof

RIGHTS TO ACQUIRED STATEMENT

Right received and documented in “Mutual Release and Termination Agreement” signed May 17, 2007 from Baxter Healthcare Corporation to use the following side panel (label) statement:

“SIDE PANEL STATEMENT” means a statement on the side panel of the bottle containing Core Products to the effect that “PRODUCT FORMULATION DEVELOPED UNDER LICENSE FROM BAXTER HEALTHCARE CORPORATION”.

WEBSITES

www.pulsenutritionsolutions.com
www.takeyourpulse.com

EXHIBIT B

TRADEMARK ASSIGNMENT
(Actual Use)

WHEREAS Health Beverage, LLC, a Colorado limited liability company, having a place of business at 3205 Horseshoe Drive, Evergreen, Colorado 80439, (hereinafter referred to as the “Assignor”) has adopted and used the trademarks set forth on Schedule A (the “Marks”), and has obtained federal registration of certain of those Marks as indicated in Schedule A; and

WHEREAS, Assignor has agreed to assign said Marks to The Pulse Beverage Corporation, a Colorado corporation, c/o William Hart, Hart & Trinen, LLP, 1624 Washington Street, Denver, Colorado 80203 (hereinafter referred to as the "Assignee").

Now therefore for good and valuable consideration, receipt of which is hereby acknowledged, Assignor hereby sells, transfers, assigns and delivers unto Assignee, effective as of the date hereof, all right, title and interest in and to said Marks and any United States Patent and Trademark Office registration therefor, together with the goodwill of the business connected with and symbolized by such Marks and registrations, as well as all rights to damages or profits, due or accrued, arising out of past infringement of such Marks or injury to said goodwill and the right to sue for and recover the same in the Assignee's own name with the same rights as if the Marks were still owned by Assignor.

IN WITNESS WHEREOF, this Assignment has been executed on behalf of the Assignor by its duly authorized officer as of the date hereof.

Health Beverage, LLC

Date: February 2, 2011	By:

/s/ Richard Swain
Richard Swain, Managing Member

STATE OF COLORADO	)
)
COUNTY OF JEFFERSON	)

The foregoing instrument was acknowledged before me this 2nd day of February, 2011, by Richard Swain.

Witness my hand and official seal.

My commission expires: 10/25/12

/s/Theresa Grossman Notary Public

SCHEDULE A

PULSE – USA
U.S. No. 2698560

PULSE “NUTRITION MADE SIMPLE” – USA ONLY
U.S. No. 2819813

KOOTNAI – USA ONLY
U.S. No. 77618067

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EXHIBIT C

ASSIGNMENT OF CANADIAN TRADE-MARK:

The undersigned, Health Beverage, LLC, a Colorado limited liability company, 3205 Horseshoe Drive, Evergreen, Colorado 80439, in consideration of the sum of $1.00 and other good and valuable consideration, does hereby assign to The Pulse Beverage Corporation, a Colorado corporation, c/o William Hart, Hart & Trinen, LLP, 1624 Washington Street, Denver, Colorado 80203, its successors and assigns, all its rights in the Canadian trade-mark and trade-mark registration:  Pulse CANADA: TMA 622,432, including the goodwill of the business appertaining to the said trade-mark in Canada.

EXECUTED this 2nd day of February, 2011

HEALTH BEVERAGE, LLC, a Colorado limited liability company,

By: /s/ Richard Swain Name: Richard Swain Title: Managing Member

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ACKNOWLEDEGEMENT

The undersigned, The Pulse Beverage Corporation, a Colorado corporation, c/o William Hart, Hart & Trinen, LLP, 1624 Washington Street, Denver, Colorado 80203, hereby accepts the attached assignment of the trade-mark and trade-mark registration and Appoints                                                                                          as its agent and the firm to which any notice in respect to the trade-mark registration may be sent and upon which service of any proceedings in respect of the trade-mark registration may be given or served with the same effect as if they had been given to or served upon the registrant.

EXECUTED this 2nd day of February, 2011.

THE PULSE BEVERAGE CORPORATION, a Colorado corporation

By:/s/ Bruce Horton Name: Bruce Horton Title: President

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EXHIBIT D

ASSIGNMENT

WHEREAS, the undersigned Health Beverage, LLC ("Assignor"), 32052 Horseshoe Drive, Evergreen, Colorado 80439 has made an invention entitled for which an applications for patent were filed and which is more fully described as:

Alkaline Fiber Water-
U.S. Provisional Patent 60/779,021; and
Pending U.S. No. 11/681,226; and
Simultaneous Canadian Application:
Title: Fiber Containing Alkaline Beverage and methods for Production Thereof

WHEREAS, The Pulse Beverage Corporation, a Colorado corporation ("Assignee"), c/o William Hart, Hart & Trinen, LLP, 1624 Washington Street, Denver, Colorado  80203, desires to acquire all right, title and interest in and to the above identified invention and application;

NOW, THEREFORE, Assignor, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, does hereby sell, assign, convey and transfer unto Assignee all right, title and interest in and to the above identified invention and application, together with all corresponding foreign applications and patents which may be filed thereon, including the right to claim priority from the above identified United States application; and Assignor hereby agrees that Assignor will sign all lawful papers, including, without limitation, all divisional, continuation, renewal, extension and reissue applications, and make all rightful oaths in execution thereof, and will generally do everything possible to aid Assignee, its successors, assigns and nominees to obtain and enforce proper protection for the invention in all countries, this obligation to be binding upon Assignor and upon Assignor's legal successor.

IN TESTIMONY WHEREOF, the undersigned Assignor has signed below.

HEALTH BEVERAGE, LLC.

By /s/ Richard Swain Name: Richard Swain Title: Managing Member

STATE OF COLORADO	)
) ss
COUNTY OF JEFFERSON	)

The foregoing instrument was acknowledged before me this 2nd day of February, 2011, by Richard Swain.

Witness my hand and official seal. My commission expires: 10/25/12	/s/ Theresa Grossman Notary Public

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EXHIBIT E

BILL OF SALE

THIS BILL OF SALE is executed by Health Beverage, LLC, a Colorado limited liability company, 3205 Horseshoe Drive, Evergreen, Colorado 80439 (“Seller”), for the benefit of The Pulse Beverage Corporation, a Colorado corporation, c/o William Hart, Hart & Trinen, LLP, 1624 Washington Street, Denver, Colorado 80203 (Buyer”).

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller does hereby transfer and convey unto Buyer, its successors and assigns, all of Seller’s right, title and interest to the following assets:

HARDWARE

PULSE PET 500ml Plastic bottle molds (Sidel Series II)
-             8 sets (16 molds) – located in Morton, IL

Con Flow Machines – 2  - Located in Toronto, Ontario, Canada

Pall Filters   - Located in Toronto, Ontario, Canada

PulseMobile 1942 Dodge Powerwagon VIN 1510592 located in Morton, IL

Visi-Coolers – 200 units – located in Chicago, IL

BEVERAGES

PULSE®- Heart Health

PULSE®- Women’s Health

PULSE®- Men’s Health

The assets are transferred in an “as is” condition.

Seller covenants and agrees to and with Buyer, its successors and assigns, to warrant and defend the title of said assets against all and every claim whatsoever.

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The Seller has executed this Bill of Sale this ______ day of July, 2010.

HEALTH BEVERAGE, LLC, a Colorado limited liability company,

By:______________________________________
Name: Title:

STATE OF	)
) ss
COUNTY OF ___________	)

Subscribed and sworn to before me this ____ day of July, 2010, by _________________________.

Witness my hand and official seal.

______________________________ Notary Public

My Commission expires: __________________

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EXHIBIT F

TECHNICAL ASSISTANCE, NON-COMPETE AND
CONFIDENTIALITY AGREEMENT

                  This Agreement, made and entered into this 31st day of January, 2011, is by and between The Pulse Beverage Corporation (“Pulse”) and Health Beverage, LLC (“Health Beverage”).

1.     Background

                        By separate agreement Pulse has acquired from Health Beverage the rights to certain water based beverages (the “Assets”).

        The Assets include, but are not limited to, the following:

            The following water based beverages:

PULSE® - Heart Health PULSE ® - Women’s Health PULSE® - Men’s Health

            The right to use the following side panel (label) statement:

            “PRODUCT FORMULATION DEVELOPED UNDER LICENSE FROM BAXTER HEALTHCARE CORPORATION”.

2.     Technical Assistance

            Health Beverage agrees that, upon reasonable notice from Pulse, Health Beverage will provide Pulse with information known to Health Beverage concerning the formulas, manufacturing procedures and processes, trade secrets, skills and ideas, and current and accumulated experience, with respect to the Assets, including, but not limited to: (a) sources for the purchase of machinery, equipment and raw materials needed to  manufacture the Assets; (b) a description of the manufacturing and quality control methods used for the manufacture of the Assets; and (c) technical information including drawings, blueprints, specifications, operating manuals and other writings pertaining to the equipment required to manufacture the Assets.

3.         Engaging in a Competing Business.

Except as otherwise expressly consented to in writing by Pulse, Health Beverage agrees that, until July 31, 2015, Health Beverage will not, directly or indirectly, own, manage, operate, control, join, or participate in the ownership, management, operation or control of, or be employed by, or be connected with, any business which is in competition with the business of

Pulse.  Nothing herein contained shall prevent Health Beverage from holding or making investments in securities on a national securities exchange or sold in the over-the-counter market provided such investments do not exceed in the aggregate 5% of the issued and outstanding capital stock of a company which is a competitor within the meaning of this Agreement.

4.         Confidential Information.

Health Beverage has secret and confidential information (hereinafter referenced to as “Confidential Information”), which Confidential Information is required to be maintained as secret and confidential to assure the success of Pulse and its business.  Health Beverage agrees to safeguard all Confidential Information, in any form, and will not permit its use in any way that would be detrimental to Pulse.  Health Beverage agrees: (1) that all records pertaining to the Assets are now the property of Pulse and that no such record or any part thereof is to be duplicated, copied, or transcribed in any form, and that the information in such records is not to be transmitted without the prior written consent of Pulse, (2) to furnish on demand all books, records, or notes pertaining to the Assets in original, duplicated, copied, transcribed or any other form, and all other original, duplicated, copied or transcribed Confidential Information pertaining to the Assets, (3) that it will not disclose to anyone the Confidential Information or any other secret or proprietary information pertaining to he Assets and if it threatens or attempts to do any of the foregoing, then in any suit that may be commenced by Pulse for violation of this contract in that respect, it agrees that any order may be made in such suit enjoining it from violating any of the provisions of this Agreement and awarding damages for any breach by it of the provisions of this Agreement.  Health Beverage  further agrees that all the records referred to in (1) above and the Confidential Information constitute a valuable asset of Pulse, the unauthorized disclosure or improper use of which would cause irreparable damage and harm to the business of Pulse.

5.         Miscellaneous

             5.01     Governing Law/Arbitration.  This Agreement and its application shall be governed by the laws of Colorado.  Any controversy or claim arising out of, or relating to, this Agreement, or the making, performance, or interpretation thereof, shall be settled by arbitration in Denver, Colorado in accordance with the commercial arbitration rules of the American Arbitration Association then existing, and judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy.

            5.02     Costs. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorney's fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

             5.03     Captions and Headings.  The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

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             5.04     No Oral Change.  This Agreement and any provision hereof, may not be waived, changed, modified, or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

             5.05     Non-Waiver.  Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

             5.06     Counterparts.  This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Facsimile signatures or signatures sent via email will be treated as original signatures.

             5.07     Notices.  All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

             The Pulse Beverage Corporation

c/o Hart & Trinen, LLP 1624 Washington St. Denver, CO 80203

Health Beverage, LLC

32052 Horseshoe Drive Evergreen, CO 80439

             5.08     Binding Effect.  This Agreement shall inure to and be binding upon the successors and assigns of each of the parties to this Agreement.

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AGREED TO AND ACCEPTED as of the date first above written.

THE PULSE BEVERAGE CORPORATION By /s/ Bruce Horton Bruce Horton, President HEALTH BEVERAGE, LLC By /s/ Richard Swain Richard Swain, Managing Member

Pulse Tech Assist, Non-compete & Confid. Agree 2-2-11

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